UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 12, 2007 (April 10, 2007)
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or other jurisdiction of incorporation)	38-2626206 (I.R.S. Employer Identification Number)
1-14094
(Commission File Number)

26255 American Drive
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)
(248)358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Credit Agreement dated April 10, 2007
Promissory Note dated April 10, 2007
Press Release dated April 11, 2007

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 11, 2007, Meadowbrook Insurance Group, Inc. (the “Registrant”) issued a press release indicating that it had signed an amendment to its revolving credit agreement with its bank. As part of this amendment, the bank agreed to extend the term to September 30, 2010, to increase the available borrowings up to $35.0 million and to reduce the variable interest rate basis to a range between 75 to 175 basis points above LIBOR from a range between 125 and 175 basis points above LIBOR.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
a.	None.

b.	None.

c.	None.

d.	Exhibits
10.1	Fourth Amendment to Credit Agreement between Meadowbrook Insurance Group, Inc., Meadowbrook, Inc., Crest Financial Corporation, and LaSalle Bank Midwest National Association, dated as of April 10, 2007.

10.2	First Amendment to Promissory Note between Meadowbrook Insurance Group, Inc. and LaSalle Bank Midwest National Association, dated as of April 10, 2007.

99.1	Press Release, dated April 11, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2007	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)
	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Fourth Amendment to Credit Agreement between Meadowbrook Insurance Group, Inc., Meadowbrook, Inc., Crest Financial Corporation, and LaSalle Bank Midwest National Association, dated as of April 10, 2007.

10.2	First Amendment to Promissory Note between Meadowbrook Insurance Group, Inc. and LaSalle Bank Midwest National Association, dated as of April 10, 2007.

99.1	Press Release, dated April 11, 2007.